EXHIBIT 10.3

                           DEPARMENT OF TRANSPORTATION
                              FAA AIRCRAFT REGISTRY
                                 P.O. Box 25504
                          Oklahoma City, Oklahoma 73125

                           AIRCRAFT SECURITY AGREEMENT

NAME & ADDRESS OF DEBTOR/BORROWER:
 ASA AIRCRAFT LLC
 RSR AIRCRAFT LLC
  COSMED AVIATION LLC
 10 SPEEN STREET
 FRAMINGHAM, MA 01701

NAME & ADDRESS OF SECURED PARTY/ASSIGNEE/LENDER:
 REGIONS BANK
 TYLER AIRCRAFT LENDING DEPARTMENT
 100 EAST FERGUSON
 TYLER, TX 75702

NAME OF SECURED PARTY'S ASSIGNOR/GRANTOR:
 ASA AIRCRAFT LLC
 RSR AIRCRAFT LLC
 COSMED AVIATION LLC
 ASA INTERNATIONAL LTD.
 10 SPEEN STREET
 FRAMINGHAM, MA 01701                                      ABOVE SPACE
                                                        FOR FAA USE ONLY

THIS AIRCRAFT SECURITY AGREEMENT dated June 25, 2004, is made and executed among ASA AIRCRAFT LLC, RSR AIRCRAFT LLC, COSMED AVIATION LLC and ASA INTERNATIONAL LTD. ("Grantor"); ASA AIRCRAFT LLC, RSR AIRCRAFT LLC AND COSMED AVIATION LLC ("BORROWER") and REGIONS BANK ("Lender").

GRANT OF SECURITY INTEREST. For valuable consideration. Grantor grants to Lender a continuing security interest in the Collateral to secure the Indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

COLLATERAL. The word "Collateral" means the following:

(A) The Aircraft

(B) The engines and all avionics, including without limitation the following specifically described engines or avionics or both: TWO (2) GARRETT ENGINES MODEL #TPE-331-10-511K SERIAL #P38288C AND #938290C, MEGGITT MAGIC FLIGHT INSTRUMENTATION SYSTEM, MEGGITT MAGIC ELECTRONIC ENGINE INSTRUMENTATION SYSTEM, MEGGITT MAGIC 2100 DIGITAL AUTOPILOT, GARMIN GNS-530 IFR CERTIFIED GPS/COMM/NAV/MOVING MAP UNIT, GARMIN GNS-430 IFR CERTIFIED GPS/COMM/NAV/MOVING MAP UNIT, KING IHAS-8000 INTEGRATED HAZARD AVOIDANCE SYSTEM, KING KMH-880 TRAFFIC AVOIDANCE & ENHANCED GROUND PROXIMITY WARNING SYSTEM, KING KMD-850 MULTIFUNCTION DISPLAY WITH COLOR RADAR, TRAFFIC ALERT, MOVING MAP, BENDIX RDR-2000 VERTICAL PROFILE DIGITAL COLOR RADAR, GARMIN GDL-49 WEATHER DATA LINK SYSTEM, BF GOODRICH WX-500 STORMSCOPE, PS ENGINEERING PMA-7000 AUDIO PANEL WITH CD PLAYER, DUAL GARMIN GTX-327 TRANSPONDERS, COLLINS DME-40, PILOT STANDBY HORIZON, 12-VOLT CONVERTER WITH 3 CABIN JACKS, SERVICE BULLETIN 214 COMPLIED

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WITH ENVIRO-UPGRADED ENVIRONMENTAL SYSTEM W/FREON AIR, EAGLE CREEK AVIATION'S
CUSTOM ENGINEERED COMFORT CABIN SOUNDPROOFING SYSTEM, ALL NEW PERMAFLEX FUEL CELLS, ALL NEW PERMAFLEX DE-ICE BOOTS INCLUDING INNER WING BOOTS, BRAND NEW PILOT AND CO-PILOT WINDSHIELDS.

(C) All log books, manuals, flight records, maintenance records, inspection reports, airworthiness certificates, and other historical records or information relating to the Aircraft, including without limitation the following:

(D) All attachments, accessions, parts, and additions to and all replacements of and substitutions for any property described above.

(E) All rents, accounts, chattel paper, general intangibles, and monies, arising out of or related to use, rental, sale, lease, or other disposition of any of the property described in this Collateral section.

(F) All proceeds (including insurance proceeds) from the sale or other disposition of any of the property described in this Collateral section.

The word "Aircraft" means the following described aircraft:

1983 COMMANDER 1000 with an FAA Registration Number of N695AB (Serial Number 96055)

The manufacturer's serial number for the Aircraft is 96055, and its FAA Registration Number is N695AB. The word "Aircraft" also means and includes without limitation, (1) the Airframe, (2) the Engines, and (3) any propellers.

The word "Airframe' means the Aircraft's airframe, together with any and all parts, appliances, components, instruments, accessories, accessions, attachments, equipment, or avionics (including, without limitation, radio, radar, navigation systems, or other electronic equipment) installed in, appurtenant to, or delivered with or in respect of such airframe.

The word "Engines" means any engines described above together with any other aircraft engines which either now or in the future are installed on, appurtenant to, or delivered with or in respect of the Airframe, together with any and all parts, appliances, components, accessories, accessions, attachments or equipment installed on, appurtenant to, or delivered with or in respect of such engines. The word "Engines" shall also refer to any replacement aircraft engine which, under this Agreement, is required or permitted to be installed upon the Airframe.

CROSS-COLLATERALIZATION. In addition to the Note, this Agreement secures all obligations, debts and liabilities, plus interest thereon, of Grantor to Lender, or any one or more of them, as well as all claims by Lender against Grantor or any one or more of them, whether now existing or hereafter arising, whether related or unrelated to the purpose of the Note, whether voluntary or otherwise, whether due or not due, direct or indirect, determined or undetermined; absolute or contingent, liquidated or unliquidated whether Borrower or Grantor may be liable individually or jointly with others, whether obligated as guarantor, surety, accommodation party or otherwise.

BORROWER'S WAIVERS AND RESPONSIBILITIES. Except as otherwise required under this Agreement or by applicable law, (A) Borrower agrees that Lender need not tell Borrower about any action or inaction Lender takes in connection with this Agreement; (B) Borrower assumes the responsibility for being and keeping informed about the Collateral; (C) Borrower waives any defenses that may arise because of any action or inaction of Lender, including without limitation any failure of Lender to realize upon the Collateral or any delay by Lender in realizing upon the Collateral; and Borrower agrees to remain liable under the Note with Lender no matter what action Lender takes or fails to take under this Agreement.

GRANTOR'S REPRESENTATIONS AND WARRANTIES. Grantor warrants that: (A) this Agreement is executed at Borrower's request and not at the request of Lender;

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(B) Grantor has the full right, power and authority to enter into this Agreement and to pledge the Collateral to Lender; (C) Grantor has established adequate means of obtaining from Borrower on a continuing basis information about Borrower's financial condition; and (D) Lender has made no representation to Grantor about Borrower or Borrower's creditworthiness.

GRANTOR'S WAIVERS. Grantor waives all requirements of presentment, protest, demand, and notice of dishonor or non-payment to Borrower or Grantor, or any other party to the Indebtedness or the Collateral. Lender may do any of the following with respect to any obligation of any Borrower, without first obtaining the consent of Grantor: (A) grant any extension of time for any payment, (B) grant any renewal, (C) permit any modification of payment terms or other terms, or (D) exchange or release any Collateral or other security. No such act or failure to act shall affect Lender's rights against Grantor or the Collateral.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Grantor's accounts with Lender (whether checking, savings, or some other account). This Includes all accounts Grantor holds jointly with someone also and all accounts Grantor may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Grantor authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts, and. at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

DURATION. This Agreement shall remain in full force and effect until such time as the Indebtedness secured hereby, including principal, interest, costs, expenses, attorneys' fees and other fees and charges, shall have been paid in full, together with all additional sums that Lender may pay or advance on Grantor's behalf and interest thereon as provided in this Agreement.

REPRESENTATIONS AND WARRANTIES CONCERNING COLLATERAL. Grantor represents, warrants and covenants to Lender at all times while this Agreement is in effect as follows:

Title. Grantor warrants that Grantor is the lawful owner of the Collateral and holds good and marketable title to the Collateral, free and clear of all Encumbrances except the lien of this Agreement. Grantor is, or concurrent with the completion of the transactions contemplated by this Agreement will be, the registered owner of the Aircraft pursuant to a proper registration under the Federal Aviation Act of 1958, as amended, and Grantor qualifies in all respects as a citizen of the United States as defined in the Act. Grantor shall defend Lender's rights in the Collateral against the claims and demands of all other persons. The Collateral is not and will not be registered under the laws of any foreign country, and Grantor is and will remain a citizen of the United States as defined in the Federal Aviation Act of 1958, as amended.

Authority; Binding Effect. Grantor has the full right, power and authority to enter into this Agreement and to grant a security interest in the Collateral to Lender. This Agreement is binding upon Grantor as well as Grantor's successors and assigns, and is legally enforceable in accordance with its terms. The foregoing representations and warranties, and all other representations and warranties contained in this Agreement are and shall be continuing in nature and shall remain in full force and effect until such time as this Agreement is terminated or cancelled as provided herein.

Aircraft and Log Books. Grantor will keep accurate and complete logs, manuals, books, and records relating to the Collateral, and will provide Lender with copies of such reports and information relating to the Collateral as Lender may reasonably require from time to time.

Perfection of Security Interest. Grantor agrees to take whatever other actions are requested by Lender to perfect and continue Lender's security interest in the Collateral. Upon request of Lender, Grantor will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Grantor will note Lender's interest upon any and all chattel paper if not delivered to Lender for possession by Lender. In particular, Grantor will perform, or will cause to be performed, upon Lender's request, each and all of the following:

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(1) Record, register and file this Agreement, together with such notices, financing statements or other documents or instruments as Lender may request from time to time to carry out fully the intent of this Agreement, with the FAA in Oklahoma City, Oklahoma, United States of America and other governmental agencies, either concurrent with the delivery and acceptance of the Collateral or promptly after the execution and delivery of this Agreement.

(2) Furnish to Lender evidence of every such recording, registering, and filing.

(3) Execute and deliver or perform any and all acts and things which may be reasonably requested by Lender with respect to complying with or remaining subject to the Geneva Convention, the laws and regulations of the FAA, and the laws and regulation of any of the various states or countries in which the Collateral is or may fly over, operate in, or become located in.

Grantor hereby appoints Lender as Grantor's irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect, amend, or to continue the security interests granted in this Agreement or to demand termination of filings of other secured parties. Lender may at any time, and without further authorization from Grantor, file a carbon, photographic or other reproduction of any financing statement or of this Agreement for use as a financing statement. Grantor will reimburse Lender for all expenses for the perfection and the continuation of the perfection of Lender's security interest in the Collateral.

Notices to Lender. Grantor will promptly notify Lender in writing at Lender's address shown above (or such other addresses as Lender may designate from time to time) prior to any 1) change in Grantor's name; (2) change in Grantor's assumed business name(s); (3) change in the management or in the members or managers of the limited liability company or in the partners of the partnership, including the addition of new partners or the departure of current partners from the partnership Grantor; (4) change in the authorized signer(s); (5) change in Grantor's principal office address; (6) change in Grantor's state of organization; (7) conversion of Grantor to a new or different type of business entity; or (8) change in any other aspect of Grantor that directly or indirectly relates to any agreements between Grantor and Lender. No change in Grantor's name or state of organization will take effect until after Lender has received notice.

Removal of the Collateral. Except for routine use, Grantor shall not remove the Collateral from its existing location without Lender's prior written consent. Grantor shall, whenever requested, advise Lender of the exact location of the Collateral.

Inspection of Collateral. At any reasonable time, on demand by Lender, Grantor shall cause the Collateral (including the logs, books, manuals, and records comprising the Collateral) to be exhibited to Lender (or persons designated by Lender) for purposes of inspection and copying.

Maintenance, Repairs, Inspections, and Licenses. Grantor, at its expense, shall do, or cause to be done, in a timely manner with respect to the Collateral each and all of the following:

(1) Grantor shall maintain and keep the Collateral in as good condition and repair as it is on the date of this Agreement, ordinary wear and tear excepted.

(2) Grantor shall maintain and keep the Aircraft in good order and repair and in airworthy condition in accordance with the requirements of each of the manufacturers' manuals and mandatory service bulletins and each of the manufacturers' non-mandatory service bulletins which relate to airworthiness.

(3) Grantor shall replace in or on the Airframe, any and all Engines, parts, appliances, instruments or accessories which may be worn out, lost, destroyed or otherwise rendered unfit for use.

(4) Grantor shall cause to be performed, on all parts of the Aircraft, all applicable mandatory Airworthiness Directives, Federal Aviation Regulations, Special Federal Aviation Regulations, and manufacturers' service bulletins relating to airworthiness, the compliance date of which shall occur while this Agreement is in effect.

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(5) Grantor shall be responsible for all required inspections of the Aircraft and licensing or re-licensing of the Aircraft in accordance with all applicable FAA and other governmental requirements. Grantor shall at all times cause the Aircraft to have on board and in a conspicuous location a current Certificate of Airworthiness issued by the FAA.

(6) All inspections, maintenance, modifications, repairs, and overhauls of the Aircraft (including those performed on the Airframe, the Engines or any components, appliances, accessories, instruments, or equipment) shall be performed by personnel authorized by the FAA to perform such services.

(7) If any Engine, component, appliance, accessory, instrument, equipment or part of the Aircraft shall reach such a condition as to require overhaul, repair or replacement, for any cause whatever, in order to comply with the standards for maintenance and other provisions set forth in this Agreement, Grantor may:

(a) Install on or in the Aircraft such items of substantially the same type in temporary replacement of those then installed on the Aircraft, pending overhaul or repair of the unsatisfactory item; provided, however, that such replacement items must be in such a condition as to be permissible for use upon the Aircraft in accordance with the standards for maintenance and other provisions set forth in this Agreement; provided further, however, that Grantor at all times must retain unencumbered title to any and all items temporarily removed; or

(b) Install on or in the Aircraft such items of substantially the same type and value in permanent replacement of those then installed on the Aircraft; provided, however, that such replacement items must be in such condition as to be permissible for use upon the Aircraft in accordance with the standards for maintenance and other provisions set forth in this Agreement; provided further, however, that Grantor must first comply with each of the requirements below.

(8) In the event Grantor shall be required or permitted to install upon the Airframe or any Engine, components, appliances, accessories, instruments, engines, equipment or parts in permanent replacement of those then installed on the Airframe or such Engine, Grantor may do so provided that, in addition to any other requirements of this Agreement:

     (a) Lender is not divested of its security interest in and lien upon any item removed from the Aircraft and that no such removed item shall be or become subject to the lien or claim of any person, unless and until such item is replaced by an item of the type and condition required by this Agreement, title to which, upon its being installed or attached to the Airframe, is validly vested in Grantor, free and clear of all Liens and claims, of every kind or nature, of all persons other than Lender;

     (b) Grantor's title to every substituted item shall immediately be and become subject to the security interests and liens of Lender and each of the provisions of this Agreement, and each such item shall remain so encumbered and so subject unless it is, in turn, replaced by a substitute item in the manner permitted in this Agreement; and

     (c) It an item is removed from the Aircraft and replaced in accordance with the requirements of this Agreement, and if the substituted item satisfies the requirements of this Agreement, including the terms and conditions above, then the item which is removed shall thereupon be free and clear of the security interests and Liens of Lender.

(9) In the event that any Engine, component, appliance, accessory, instrument, equipment or part is installed upon the Airframe, and is not in substitution for or in replacement of an existing item, such additional item shall be considered as an accession to the Airframe.

Taxes, Assessments and Liens. Grantor will pay when due all taxes, assessments and liens upon the Collateral, its use or operation, upon this Agreement, upon the note, or upon any of the other Related Documents. Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender's interest in the Collateral is not jeopardized in Lender's sole opinion. If the Collateral is subjected to a lien which is

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not discharged within fifteen (15) days, Grantor shall deposit with Lender cash, a sufficient corporate surety bond or other security satisfactory to Lender in an amount adequate to provide for the discharge of the lien plus any interest, costs or other charges that could accrue as a result of foreclosure or sale of the Collateral. In any contest Grantor shall defend itself and Lender and shall satisfy any final adverse judgment before enforcement against the Collateral. Grantor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.

Compliance with Governmental Requirements. Grantor shall comply promptly with all laws, ordinances and regulations of the FAA and all other governmental authorities applicable to the use, operation, maintenance, overhauling or condition of the Collateral. Grantor may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Lender's interest in the Collateral, in Lender's opinion, is not jeopardized. Without limiting the foregoing, Grantor agrees that at no time during the effectiveness of this Agreement shall the Collateral be operated in, located in, or relocated to, any jurisdiction, unless the Geneva Convention, together with its necessary enacting rules and regulations (or some comparable treaty and regulations satisfactory to Lender) shall be in effect in such jurisdiction and any notices, financing statements, documents, or instruments necessary or required, in the opinion of Lender, to be filed in such jurisdiction shall have been filed and file stamped copies thereof shall have been furnished to Lender. Notwithstanding the foregoing, at no time shall the Collateral be operated in or over any area which may expose Lender to any penalty, fine, sanction or other liability, whether civil or criminal, under any applicable law, rule, treaty or convention; nor may the Collateral be used in any manner which is or may be declared to be illegal and which may thereby render the Collateral liable to confiscation, seizure, detention or destruction.

Records Maintenance. Grantor shall maintain records relating to the Aircraft in accordance with FAA rules and regulations and from time to time make such records available for inspection by Lender and its duly authorized agents.

Maintenance of Casualty Insurance. Grantor shall procure and maintain at all times all risks insurance on the Collateral, including without limitation fire, theft, liability and hull insurance, and such other insurance as Lender may require with respect to the Collateral, in form, amounts, coverages and basis reasonably acceptable to Lender and issued by a company or companies reasonably acceptable to Lender. Grantor shall further provide and maintain, at its sole cost and expense, comprehensive public liability insurance, naming both Grantor and Lender as parties insured, protecting against claims for bodily injury, death and/or property damage arising out of the use, ownership, possession, operation and condition of the Aircraft, and further containing a broad form contractual liability endorsement covering Grantor's obligations to indemnify Lender as provided under this Agreement. Such policies of insurance must also contain a provision, in form and substance acceptable to Lender, prohibiting cancellation or the alteration of such insurance without at least ton (10) days prior written notice to Lender of such intended cancellation or alteration. Such insurance policies also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Grantor or any other person. Grantor agrees to provide Lender with originals or certified copies of such policies of insurance. Grantor, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Indebtedness, Grantor will provide Lender with such lender's loss payable or other endorsements as Lender may require. Grantor shelf not use or permit the Collateral to be used in any manner or for any purpose excepted from or contrary to the requirements of any insurance policy or policies required to be carried and maintained under this Agreement or for any purpose excepted or exempted from or contrary to the insurance policies, nor shall Grantor do any other act or permit anything to be done which could reasonably be expected to invalidate or limit any such insurance policy or policies.

Application of Insurance Proceeds. Grantor shall promptly notify Lender of any loss or damage to the Collateral in excess of $5,000, whether or not such casualty or loss is covered by insurance. Lender may make proof of loss if Grantor falls to do so within fifteen (15) days of the casualty. Lender shall have the right to receive directly the proceeds of any insurance on the Collateral, including accrued proceeds thereon, and to hold the proceeds as part of the Collateral. If Lender consents to repair or replacement of the damaged or destroyed Collateral, Lender shall, upon satisfactory proof of expenditure, pay

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or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration. If Lender does not consent to repair or replacement of the Collateral, Lender shall retain a sufficient amount of the proceeds to pay all of the Indebtedness, and shall pay the balance to Grantor. Any proceeds which have not been disbursed within six (6) months after their receipt and which Grantor has not committed to the repair or restoration of the Collateral shall be used to prepay the Indebtedness.

Insurance Reports. Grantor, upon request of Lender, shall furnish to Lender reports on each existing policy of insurance showing such information as Lender may reasonably request including the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the property insured; (5) the then current value on the basis of which insurance has been obtained and the manner of determining that value; and (6) the expiration date of the policy. In addition, Grantor shall upon request by Lender (however not more often than annually) have an independent appraiser satisfactory to Lender determine, as applicable, the cash value or replacement cost of the Collateral.

Prior Encumbrances. To the extent applicable, Grantor shall fully and timely perform any and all of Grantor's obligations under any prior Encumbrances affecting the Collateral. Without limiting the foregoing, Grantor shall not commit or permit to exist any breach of or default under any such prior Encumbrances. Grantor shall further promptly notify Lender in writing upon the occurrence of any event or circumstances that would, or that might, result in a breach of or default under any such prior Encumbrance. Grantor shall further not modify or extend any of the terms of any prior Encumbrance or any indebtedness secured thereby, or request or obtain any additional loans or other extensions of credit from any third party creditor or creditors whenever such additional loan advances or other extensions of credit may be directly or indirectly secured, whether by cross-collateralization or otherwise, by the Collateral, or any part or parts thereof, with possible preference and priority over the lien of this Agreement.

Notice of Encumbrances and Events of Default. Grantor shall immediately notify Lender in writing upon the filing of any attachment, lien, judicial process, or claim relating to the Collateral. Grantor additionally agrees to immediately notify Lender in writing upon the occurrence of any Event of Default, or event that with the passage of time, failure to cure, or giving of notice, may result in an Event of Default under any of Grantor's obligations that may be secured by any presently existing or future Encumbrance, or that may result in an Encumbrance affecting the Collateral, or should the Collateral be seized or attached or levied upon, or threatened by seizure or attachment or levy, by any person other than Lender.

PROHIBITIONS REGARDING COLLATERAL. Grantor represents, warrants and covenants to Lender while this Agreement remains in effect as follows:

Transactions Involving Collateral. Grantor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral. Grantor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement, without the prior written consent of Lender. This includes security interests even if junior in right to the security interests granted under this Agreement. Unless waived by Lender, all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for Lender, and shall not be commingled with any other funds; provided however, this requirement shall not constitute consent by Lender to any sale or other disposition. Upon receipt, Grantor shall immediately deliver any such proceeds to Lender.

No Commercial Use. Grantor shall not, without the prior written consent of Lender, use the Collateral, or permit the Collateral to be used, in Commercial Operations.

No Removal of Parts. Except as permitted or required in the section of this Agreement titled "Maintenance, Repairs, Inspections, and Licenses," Grantor shall not remove or permit the removal of any parts, engines, accessories, avionics or equipment from the Aircraft without replacing the same with comparable parts, engines, accessories, avionics and equipment acceptable to Lender and the Aircraft's manufacturer and insurer.

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Future Encumbrances. Grantor shall not, without the prior written consent of
Lender, grant any Encumbrance that may affect the Collateral, or any part or parts thereof, nor shall Grantor permit or consent to any Encumbrance attaching to or being filed against the Collateral, or any part or parts thereof, in favor of anyone other than Lender. Grantor shall further promptly pay when due all statements and charges of airport authorities, mechanics, laborers, materialmen, suppliers and others incurred in connection with the use, operation, storage, maintenance and repair of the Aircraft so that no Encumbrance may attach to or be filed against the Aircraft or other Collateral. Grantor additionally agrees to obtain, upon request by Lender, and in form and substance as may then be satisfactory to Lender, appropriate waivers and/or subordinations of any Encumbrances that may affect the Collateral at any time.

GRANTOR'S RIGHT TO POSSESSION. Until default, Grantor shall have the possession and beneficial use of the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Related Documents.

LENDER'S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender's interest in the Collateral or if Grantor fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Grantor's failure to discharge or pay when due any amounts Grantor is required to discharge or pay under this Agreement or any Related Documents, Lender on Grantor's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining and preserving the Collateral. All such expenditures paid by Lender for such purposes will then bear interest at the Note rate from the date paid by Lender to the date of repayment by Grantor. All such expenses will become a part of the Indebtedness and, at Lender's option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note's maturity. The Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon Default.

DEFAULT. Each of the following shall constitute an Event of Default under this
Agreement:

Payment Default. Borrower fails to make any payment when due under the Indebtedness.

Other Defaults. Borrower or Grantor fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower or Grantor.

Default in Favor of Third Parties. Should Borrower or any Grantor default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's or any Grantor's ability to repay the Indebtedness or perform their respective obligations under this Agreement or any of the Related Documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or Grantor or on Borrower's or Grantor's behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and affect (including, failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Insolvency. The dissolution or termination of Borrower's or Grantor's existence as a going business or the death of any partner, the insolvency of Borrower or Grantor, the appointment of a receiver for any part of Borrower's or Grantor's

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property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower or Grantor.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or Grantor or by any governmental agency against any collateral securing the Indebtedness. This includes a garnishment of any of Borrower's or Grantor's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower or Grantor as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower or Grantor gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to Guarantor of any of the Indebtedness or Guarantor dies or becomes incompetent or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

Adverse Change. A material adverse change occurs in Borrower's or Grantor's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Insecurity. Lender in good faith believes itself insecure.

Cure Provisions. If any default, other than a default in payment is curable, it may be cured if Grantor, after receiving written notice from Lender demanding cure of such default: (1) cures the default within twenty (20) days; or (2) if the cure requires more than twenty (20) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Agreement, at any time thereafter, Lender shall have all the rights of a secured party under the Massachusetts Uniform Commercial Code. In addition and without limitation, Lender may exercise any one or more of the following rights and remedies:

Accelerate Indebtedness. Lender may declare the entire Indebtedness, including any prepayment penalty which Borrower would be required to pay, immediately due and payable, without notice of any kind to Borrower or Grantor.

Assemble Collateral. Lender may require Grantor to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Lender may require Grantor to assemble the Collateral and make it available to Lender at a place to be designated by Lender. Lender also shall have full power to enter upon the property of Grantor to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Agreement at the time of repossession, Grantor agrees Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Grantor after repossession.

Sell the Collateral. Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in Lender's own name or that of Grantor. Lender may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Grantor, and other persons as required by law, reasonable notice of the time and place of any public sale, or the time after which any private sale or any other disposition of the Collateral is to be made. However, no notice need be provided to any person who, after Event of Default occurs, enters into and authenticates an agreement waiving that person's right to notification of sale. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral,

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
shall become a part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.

Appoint Receiver. Lender shall have the right to have a receiver appointed to take possession of all or any part of the Collateral, with the power to protect and preserve the Collateral, to operate the Collateral preceding foreclosure or sale, and to collect the rents from the Collateral and apply the proceeds, over and above the cost of the receivership, against the Indebtedness. The receiver may serve without bond if permitted by law. Lender's right to the appointment of a receiver shall exist whether or not the apparent value of the Collateral exceeds the Indebtedness by a substantial amount. Employment by Lender shall not disqualify a person from serving as a receiver.

Obtain Deficiency. If Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against Borrower for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement.

Other Rights and Remedies. Lender shall have all the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, as may be amended from time to time. In addition, Lender shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.

Election of Remedies. Except as may be prohibited by applicable law, all of Lender's rights and remedies, whether evidenced by this Agreement, the Related Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor's failure to perform, shall not affect Lender's right to declare a default and exercise its remedies.

INDEMNIFICATION OF LENDER. Grantor agrees to indemnify, to defend and to save and hold Lender harmless from any and all claims, suits, obligations, damages, losses, costs and expenses (including, without limitation, Lender's reasonable attorneys' fees), demands, liabilities, penalties, fines and forfeitures of any nature whatsoever that may be asserted against or incurred by Lender, he officers, directors, employees, and agents arising out of, relating to, or in any manner occasioned by this Agreement and the exercise of the rights and remedies granted Lender under this. The foregoing indemnity provisions shall survive the cancellation of this Agreement as to all matters arising or accruing prior to such cancellation and the foregoing indemnity shall survive in the event that Lender elects to exercise any of the remedies as provided under this Agreement following default hereunder.

WAIVERS AND MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Arbitration. Borrower and Grantor agree that all disputes, claims and controversies between them whether individual, joint, or class in nature, arising from this Agreement or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association in effect at the time the claim is filed, upon request of either party. No act to take or dispose of any Collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; invoking a power of sole under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any Collateral including any claim to rescind, reform, or otherwise modify any agreement relating to the Collateral shall also be arbitrated, provided however that no arbitrator shall have the right or the

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power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this Agreement shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statue of limitations, estoppel, waiver, laches, end similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.

Attorneys' Fees; Expenses. Grantor agrees to pay upon demand all of Lender's costs and expenses, including Lender's reasonable attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Grantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's reasonable attorneys' fees and legal expenses whether or not there is a lawsuit, including Lender's reasonable attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Grantor also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Governing Law. This Agreement will be governed by, construed and enforced in accordance with federal low and the laws of the State of Texas, except and only to the extent of procedural matters related to the perfection and enforcement of Lender's rights and remedies against the Collateral, which matters shall be governed by the laws of the Commonwealth of Massachusetts. However, in the event that the enforceability or validity of any provision of this Agreement is challenged or questioned, such provision shall be governed by whichever applicable state or federal law would uphold or would enforce such challenged or questioned provision. The loan transaction which is evidenced by the Note and this Agreement has been applied for, considered, approved and made, and all necessary loon documents have been accepted by Lender In the State of Texas.

Joint and Several Liability. All obligations of Borrower and Grantor under this Agreement shall be joint and several, and all references to Grantor shall mean each and every Grantor, and all references to Borrower shall mean each and every Borrower. This means that each Borrower or Grantor signing below is responsible for all obligations in this Agreement. Where any one or more of the parties is a corporation, partnership, limited liability company or similar entity, it is not necessary for Lender to inquire into the powers of any of the officers, directors, partners, members, or other agents acting or purporting to act on the entity's behalf, and any obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Agreement.

Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor's current address. Unless otherwise provided or required by law, it there is more than one Grantor, any notice given by Lender to any Grantor is deemed to be notice given to all Grantors.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any person or circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other person or circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

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
Successors and Assigns. Subject to any limitations stated in this Agreement on transfer of Grantor's interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor's successors with reference to this Agreement and the Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Agreement or liability under the Indebtedness.

Survival of Representations and Warranties. All representations, warranties, and agreements made by Grantor in this Agreement shall survive the execution and delivery of this Agreement, shall be continuing in nature, and shall remain in full force and effect until such time as Borrower's Indebtedness shall be paid in full.

Payment of Interest and Fees. Notwithstanding any other provision of this Agreement or any provision of any Related Document, Grantor does not agree or intend to pay, and Lender does not agree or intend to charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for the Indebtedness which would in any way or event (including demand, prepayment, or acceleration) cause Lender to contract for, charge or collect more for the Indebtedness that the maximum Lender would be permitted to charge or collect by any applicable federal or Texas state law. Any such excess interest or unauthorized fee will, instead of anything stated to the contrary, be applied first to reduce the unpaid principal balance of the Indebtedness, and when the principal has been paid in full, be refunded to Grantor.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender's rights or of any of Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Waive Jury. All parties to this Agreement hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by any party against any other party.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the United States Code and Regulations thereunder dealing with or involving Aircraft, commercial instruments relating to such Aircraft, and in the Uniform Commercial Code:

Agreement. The word "Agreement" means this Aircraft Security Agreement, as this Aircraft Security Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Aircraft Security Agreement from time to time.

Borrower. The word "Borrower" means ASA AIRCRAFT LLC, RSR AIRCRAFT LLC and COSMED AVIATION LLC, and includes all co-signers and co-makers signing the Note.

Collateral. The word "Collateral" means all of Grantor's right, title and interest in and to all the Collateral as described in the Collateral Description section of this Agreement.

Commercial Operations. The words "Commercial Operations" mean the carriage by aircraft in air commerce of persons or property for compensation or hire. Commercial Operations do not include carriage by aircraft in air commerce of Grantor's employees or invitees or Grantor's own property.

Default. The word "Default" means the Default set forth in this Agreement in the section titled "Default".

Encumbrance. The word "Encumbrance" means any and all presently existing or future mortgages, liens, privileges and other contractual and statutory security interests and rights, of every nature and kind, whether in admiralty, at law, or in equity, that now and/or in the future may affect the Collateral or any part or parts thereof.

Event of Default. The words "Event of Default" means any of the events of default set forth in this Agreement in the default section of this Agreement.

FAA. The word "FAA" means the United States Federal Aviation Administration, or any successor or replacement administration or governmental agency having the same or similar authority and responsibilities.

Geneva Convention. The words "Geneva Convention" mean the Convention on the International Recognition of Rights in Aircraft made at Geneva, Switzerland on June 19, 1948, (effective September 17, 1953), together with the necessary enacting rules and regulations promulgated by any particular signatory country.

Grantor. The word "Grantor" means ASA AIRCRAFT LLC, RSR AIRCRAFT LLC, COSMED AVIATION LLC and ASA INTERNATIONAL LTD.

Guarantor. The word "Guarantor" means any guarantor, surety, or accommodation party of any or all of the Indebtedness.

Guaranty. The word "Guaranty" means the guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of the Note.

Indebtedness. The word "Indebtedness" means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Borrower is responsible under this Agreement or under any of the Related Documents.

Lender. The word "Lender" means REGIONS BANK, its successors and assigns.

Note. The word "Note" means the Note executed by ASA AIRCRAFT LLC, RSR AIRCRAFT LLC and COSMED AVIATION LLC in the principal amount of $1,531,500.00 dated June 25, 2004, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the note or credit agreement.

Related Documents. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

BORROWER AND GRANTOR ACKNOWLEDGE HAVING READ ALL THE PROVISIONS OF THIS AIRCRAFT SECURITY AGREEMENT AND BORROWER AND GRANTOR AGREE TO ITS TERMS. THIS AIRCRAFT SECURITY AGREEMENT IS DATED JUNE 25, 2004.

THIS AGREEMENT IS GIVEN UNDER SEAL AND IT IS INTENDED THAT THIS AGREEMENT IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT. ACCORDING TO LAW.

GRANTOR:

ASA AIRCRAFT LLC

ASA INTERNATIONAL LTD. Member of ASA AIRCRAFT LLC

By: /s/ Terrence C. McCarthy, VP/Treas/Sec of ASA INTERNATIONAL LTD

RSR AIRCRAFT LLC

By: /s/ ROBERT S RUSSELL, Member of RSR AIRCRAFT LLC

COSMED AVIATION LLC

By: /s/ Michael L.Howe, Member of Cosmed Aviation LLC

ASA INTERNATIONAL LTD

By: /s/ Terrence C. McCarthy, President of ASA International Ltd.



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